EPOD Raises $1,600,000 In Debt Financing

Wednesday June 19, 9:30 am ET

RENO, NV--June 19, 2007 -- EPOD International Inc. (the "Company," "EPOD") (PINK SHEETS: EPOI.PK - News) (Frankfurt:EDU.F - News), a Grid-Integrated, eco-power utility and electric power systems provider, has completed a $1.6 million financing. Under the terms of the financing, the Company will pay an annual coupon of 4% and issue 1,000,000 warrants with a $0.30 exercise price and a maturity of 2 years to the lender.

  L. Mark Roseborough
President
EPOD International Inc.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements about EPOD's future expectations, including future revenue, earnings, and transactions, as well as all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. EPOD intends that such forward-looking statements be subject to the safe harbors created thereby. These statements involve risks and uncertainties that are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's 10-KSB for year ended December 31, 2006 filed on or about May 4, 2007, and incorporated herein by reference.

About EPOD: EPOD is a Grid-Integrated, eco-power utility and electric power systems provider. The Company's operations include the engineering and construction of turn-key factories for solar panel production and material handling systems. Additionally, the Company has subsidiaries involved in the manufacturing of inverters, rectifiers, energy management systems, and solar panels.

The Company's filings, including current financial reports, can be accessed through the EDGAR database at www.sec.gov.

For more information please contact:     Mark Roseborough
        Telephone: (250) 807-2211         Fax: (250) 491-4279